                                                                    EXHIBIT 99.4

STATEMENT UNDER OATH OF PRINCIPAL FINANCIAL OFFICER REGARDING FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

I, Laura L. Fournier, state and attest that:
(1) To the best of my knowledge, based upon a review of the covered reports of Compuware Corporation, and, except as corrected or supplemented in a subsequent covered report:
     - no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and
     - no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).
(2) I have reviewed the contents of this statement with the Company's audit committee.
(3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":
     - Annual Report on Form 10-K of Compuware Corporation for the year ended March 31, 2002;
     - all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Compuware Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and
     -   any amendments to any of the foregoing.



/s/ Laura L. Fournier                  Subscribed and sworn to
    -----------------                  before me this 12th day of
                                       August 2002.
Laura L Fournier                       /s/ Heather Ross
Senior Vice President and                  ------------
Chief Financial Officer                Heather Ross
August 12, 2002                        Notary Public, Oakland County, MI
                                       My Commission Expires Aug 23, 2003